EXHIBIT 21.1
Subsidiaries of United America Indemnity, Ltd.
Wind River Insurance Company (Barbados) Ltd.
U.A.I. (Gibraltar) Limited
U.A.I. (Luxembourg) I S.à r.l.
U.A.I. (Luxembourg) II S.à r.l.
U.A.I. (Luxembourg) III S.à r.l.
U.A.I. (Luxembourg) IV S.à r.l.
U.A.I. (Luxembourg) Investment S.à r.l.
Wind River (Luxembourg) S.à r.l.
Wind River Insurance Company, Ltd.
Wind River Services, Ltd.
United America Indemnity Group, Inc.
U.N. Holdings Inc.
Wind River Investment Corporation
American Insurance Service, Inc.
United National Insurance Company
Diamond State Insurance Company
United National Specialty Insurance Company
United National Casualty Insurance Company
J.H. Ferguson & Associates, LLC
International Underwriters, LLC
American Insurance Adjustment Agency, Inc.
Emerald Insurance Company
United National Group Capital Trust I
United National Group Capital Statutory Trust II
Penn-Independent Corporation
Penn America Group, Inc.
Penn-America Insurance Company
Penn-Star Insurance Company
Penn-Patriot Insurance Company
Penn-America Statutory Trust I
Penn-America Statutory Trust II
Penn Oceanic Insurance Company, Ltd.
PIC Holdings, Inc.
Penn Independent Financial Services, Inc.
Penn Independent Financial Services, Inc. dba Program Risk Insurance Agency
Apex Insurance Agency, Inc.
APEX Insurance Services of Illinois, Inc.
Summit Risk Services, Inc.
Delaware Valley Underwriting Agency, Inc.
DVUA Pittsburgh, Inc.
DVUA of New York, Inc.
DVUA of New Jersey, Inc.
DVUA West Virginia, Inc.
DVUA North Carolina, Inc.
DVUA of Ohio, Inc.
DVUA South Carolina, Inc.
DVUA Virginia, Inc.
DVUA Massachusetts, Inc.
PIF Holdings, Inc.
Residential Underwriting Agency, Inc.